As filed with the Securities and Exchange Commission on October 28, 2026

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spero Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-4590683
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED SPERO THERAPEUTICS, INC. 2019 INDUCEMENT EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Esther Rajavelu, President, Chief Executive Officer, Chief Financial Officer and Treasurer

Spero Therapeutics, Inc.

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

(Name and Address of Agent For Service)

(857) 242-1600

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers additional shares of common stock of Spero Therapeutics, Inc. (the “Registrant”) reserved under the Spero Therapeutics, Inc. Amended and Restated 2019 Inducement Equity Incentive Plan (the “2019 Plan”), representing 1,950,000 additional shares reserved under the 2019 Plan. This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. This registration statement incorporates by reference, pursuant to General Instruction E of Form S-8, (i) the information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2019 (File No. 333-230283), (ii) the information contained in the Registrant’s registration statement on Form S-8 filed with the SEC on August 6, 2020 (File No. 333-241681), (iii) the information contained in the Registrant’s registration statement on Form  S-8 filed with the SEC on March 30, 2023 (File No. 333-271000), (iv) the information contained in the Registrant’s registration statement on Form S-8 filed with the SEC on August 10, 2023 (File No. 333-273880), (v) the information contained in the Registrant’s registration statement on Form  S-8 filed with the SEC on November 13, 2023 (File No. 333-275515), and (vi) the information contained in the Registrant’s registration statement on Form S-8 filed with the SEC on March 15, 2024 (File No. 333-277984) and, in each case, except for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Amended and Restated Certificate of Incorporation of the Registrant.		Form 8-K (Exhibit 3.1)	11/06/2017	001-38266

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant.		Form 8-K (Exhibit 3.1)	08/18/2021	001-38266

4.3	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant.		Form 8-K (Exhibit 3.1)	6/25/2026	001-38266

4.4	Amended and Restated Bylaws of the Registrant.		Form 10-Q (Exhibit 3.1)	11/13/2023	001-38266

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.	X

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).	X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.	X

24.1	Power of Attorney (set forth on the signature page of this registration statement).	X

99.1	Amended and Restated 2019 Inducement Equity Incentive Plan.	X

99.2	Form of Stock Option Agreement under the Amended and Restated 2019 Inducement Equity Incentive Plan.		Form S-8 (Exhibit 4.6)	08/10/2023	333-273880

99.3	Form of Restricted Stock Unit Agreement under the Amended and Restated 2019 Inducement Equity Incentive Plan.		Form S-8 (Exhibit 4.7)	08/10/2023	333-273880

107	Filing Fee Table.	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 28, 2026.

SPERO THERAPEUTICS, INC.

By:	/s/ Esther Rajavelu
Esther Rajavelu President and Chief Executive Officer, Chief Financial Officer and Treasurer

Each person whose signature appears below constitutes and appoints Esther Rajavelu and Timothy Keutzer, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Spero Therapeutics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Esther Rajavelu Esther Rajavelu	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	October 28, 2026

/s/ Frank E. Thomas Frank E. Thomas	Chairman	October 28, 2026

/s/ Milind Deshpande, Ph.D. Milind Deshpande, Ph.D.	Director	October 28, 2026

/s/ Scott Jackson Scott Jackson	Director	October 28, 2026

/s/ John Pottage, Jr., M.D. John Pottage, Jr., M.D.	Director	October 28, 2026

/s/ Cynthia Smith Cynthia Smith	Director	October 28, 2026

/s/ Kathleen Tregoning Kathleen Tregoning	Director	October 28, 2026

/s/ Patrick Vink, M.D. Patrick Vink, M.D.	Director	October 28, 2026